                                      AGREEMENT

     This Agreement is entered into effective December 12, 1997, by and between SUMMIT NATIONAL BANK ("BANK"), 1300 Summit Avenue, Fort Worth, Texas 76102, and WEBSITE MANAGEMENT CO., INC., doing business as FlashNet Communications ("FLASHNET"), 1812 N. Forest Park Blvd., Fort Worth, Texas 76102. This Agreement amends and restates and replaces in its entirety a prior agreement between Bank and FlashNet concerning credit card processing. The Security Agreement among the parties executed simultaneously with such prior agreement, and the liens and security interests therein granted, are also hereby terminated and shall no longer be of any further force or effect. Bank agrees to prepare and submit to FlashNet or FlashNet's designee termination statements with respect to such liens and security interests on or before December 17, 1997.

                                       RECITALS

     A. FlashNet is an Internet provider. Many of FlashNet's customers charge the fees payable to FlashNet on credit cards. Bank processes credit card invoices for FlashNet through First USA. Bank charges FlashNet a fee for the processing services performed by it (the "FEE").

     B. FlashNet's customers may cancel their contract for services within 30 days after initially contracting for such services with FlashNet. Generally, such cancellations are handled by FlashNet as credit sales. If FlashNet's customers are not satisfied with the credit process or if a dispute exists, FlashNet's customers may contest charges made by FlashNet. Whenever a customer who has made a charge on a credit card processed through First USA contests the charge, First USA credits the cardholder's account and charges the amount back to FlashNet by debiting Bank's clearing account at Bank One, Texas, N.A., Fort Worth, Texas ("BANK ONE"), or by debiting FlashNet's account at Bank. Those debits are called a "CHARGEBACK" or collectively the "CHARGEBACKS."

     C. Bank and FlashNet desire to enter into this Agreement with respect to Bank's processing of credit card charges through First USA and to provide for security to Bank with respect to contingent liabilities that it has incurred or may incur for Chargebacks.

                                      AGREEMENT

     Now therefore, in consideration of the mutual covenants and agreements of the parties herein contained, and for valuable consideration, the receipt and sufficiency of which are acknowledged, Bank and FlashNet agree as follows:

     1. Whenever Bank's clearing account for credit card processing at Bank One or FlashNet's account at the Bank is debited by First USA, the amount of the Chargeback shall immediately be due and payable by FlashNet to Bank to the extent that available, collected funds are not directly debited from FlashNet's operating account to cover the Chargeback. All amounts owing under this paragraph that are not paid when due shall bear interest from the date that First USA debits the account (or such other date as Bank may pay or become indebted for a Chargeback) at the rate of 18% per annum until paid.




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     2.   FlashNet agrees to indemnify and hold harmless Bank from all liability, loss, damage and expense incurred by Bank with respect to Chargebacks.

     3. The failure of FlashNet to pay Bank the amount of any Chargeback within five (5) days after notice thereof shall constitute a default hereunder. Without limitation upon its other remedies, Bank, at its election, may recoup the amount of any Chargeback from FlashNet's operating checking account, from any other account of FlashNet with Bank, or from the Reserve Account provided for below.

     4. FlashNet agrees to establish and maintain a reserve account ("RESERVE ACCOUNT") with Bank throughout the period provided herein. The Reserve Account shall bear interest accruing at a fluctuating rate equal to Bank's money market rate for similar accounts. The amount of the Reserve Account shall be determined by Bank monthly on or before the 20th day of each month. The amount of the Reserve Account shall be equal to:

     (a) the product of three (3) times the total of Chargebacks during the three (3) most-recent calendar months (excluding the month in which the determination is made); plus

     (b) fifteen thousand dollars ($15,000) per month beginning December 31, 1997 and continuing until one (1) year after Bank ceases processing credit card charges for FlashNet.

     The initial Reserve Account is $98,040.21 as of December 1, 1997. Whenever the Reserve Account is deficient for any reason, FlashNet shall within five (5) days after notice thereof deposit sums necessary to restore the Reserve Account to the required level. The failure of FlashNet to do so shall constitute a default hereunder. Notwithstanding any subsequent decline in the amount of Chargebacks, FlashNet will not be entitled to withdraw any sums from the Reserve Account until permitted under Section 8 of this Agreement. FlashNet further agrees to maintain its primary operating depository accounts at Bank until Bank releases the Reserve Account pursuant to Section 8 below.

     5. All sums payable by FlashNet to Bank or to the Reserve Account shall be payable at Bank's office in Fort Worth, Tarrant County, Texas.

     6. The Fee will be changed by Bank from time to time, upon written notice to FlashNet by Bank, without further consent by FlashNet.

     7. Bank's agreement to process credit card charges for FlashNet may be terminated by Bank at any time upon a default under this Agreement or, if no default, with thirty-days written notice, and will terminate immediately and automatically upon any sale by FlashNet of all or any substantial portion of its Internet provider business or assets, or upon the sale by shareholders of FlashNet of a majority interest in the issued and outstanding voting shares in FlashNet, or upon foreclosure or conveyance in lieu of foreclosure of a substantial portion of FlashNet's assets. In addition, this Agreement will automatically terminate upon a filing by FlashNet of a voluntary petition or an involuntary petition filed against FlashNet under any applicable liquidation, conservatorship, receivership, bankruptcy, moratorium, rearrangement, insolvency,


                               AGREEMENT - Page 2
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FlashNet's assets. In addition, this Agreement will automatically terminate upon a filing by FlashNet of a voluntary petition or an involuntary petition filed against FlashNet under any applicable liquidation, conservatorship, receivership, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time. Subject to the obligations of FlashNet regarding the Reserve Account that remain until Bank releases the Reserve Account in accordance with Section 8 below, FlashNet may terminate this Agreement at any time in connection with procurement of credit card processing services from a third party by giving Bank thirty (30) days prior written notice thereof.

     8. Notwithstanding the termination of Bank's agreement to process credit card charges for FlashNet (including specifically the termination of this Agreement by FlashNet), the Reserve Account shall be maintained at the required level until Bank shall have been released by First USA from any liability for Chargebacks and any other liability relating to credit card charges made for FlashNet services, or for a period of two (2) years after Bank ceases processing credit card charges for FlashNet, whichever comes first. Upon Bank's release by First USA or the two-year period set forth above, Bank will release the Reserve Account. No termination of the Reserve Account shall release FlashNet of its liability to Bank for Chargebacks or other indebtedness.

     9. FlashNet agrees to pay Bank upon demand, for all reasonable attorneys fees and related expenses incurred by Bank in relation to the processing of credit card charges for FlashNet or in relation to the administration or enforcement of this Agreement. Without limitation, FlashNet shall pay all costs and expenses (including, without limitation, the reasonable attorneys fees of Bank's legal counsel) in connection with (i) the preparation of this Agreement, and any subsequent amendments, supplements, or modifications thereof, (ii) any action reasonably required in the course of processing of credit card charges, (iii) resolution of any disputes with FlashNet, First USA, Ascend Communications, Inc., or any other party, related to this Agreement, and (iv) any action in the enforcement of the Bank's rights under this Agreement.

     10. FlashNet hereby represents to Bank as follows; (a) The execution, delivery, and performance of this Agreement by FlashNet have been duly authorized by the FlashNet's board of directors and constitutes a legal, valid, and binding obligation of FlashNet, enforceable in accordance with its terms; and (b) the execution, delivery, and performance of this Agreement and the consummation of the transaction contemplated, do not require the consent, approval, or authorization of any third party and do not and will not conflict with, result in a violation of, or constitute a default under (i) any provision of FlashNet's articles of incorporation or bylaws, or (ii) any other agreement or instrument binding upon FlashNet, or (iii) any law, governmental regulation, court decree, or order applicable to FlashNet.

     11. FlashNet agrees that it shall (a) (i) maintain its existence in good standing in the state of its incorporation, maintain its authority to do business in all other states in which it is required to qualify, and maintain full legal capacity to perform all its obligations under this



                               AGREEMENT - Page 3
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Agreement, (ii) continue to operate its business as presently conducted,
(iii) not permit a material change in its ownership, control, or management,
(iv) not permit its dissolution, liquidation, or other termination of existence or forfeiture of right to do business, and (v) not form any subsidiary or permit a merger or consolidation or acquire all or substantially all of the assets of any other entity; and (b) promptly inform Bank of (i) any and all material adverse changes in FlashNet's financial condition, (ii) all litigation and claims which could materially affect the financial condition of FlashNet, (iii) all actual or contingent material liabilities, (iv) the occurrence of any default under the loans to FlashNet from Ascend Communications, Inc., or (v) any change in name, identity, or structure of FlashNet.

     12. To the extent that any provision of this Agreement conflicts with the provisions of the merchant services agreement or any other agreement between Bank and FlashNet, this Agreement will control.

THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES CONCERNING THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                      SUMMIT NATIONAL BANK


                                      By: /s/ Frank W. Shiels
                                         ------------------------------------
                                         Frank W. Shiels, Senior Vice President

                                         WEBSITE MANAGEMENT CO., INC.,
                                         doing business as FlashNet
                                         Communications


                                      By: /s/ M. Scott Leslie
                                         ------------------------------------
                                            President


                               AGREEMENT - Page 4